As filed with the Securities and Exchange Commission on October 14, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE PEPSI BOTTLING GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	One Pepsi Way	13-4038356
(State or other jurisdiction of	Somers, New York 10589	(I.R.S. Employer
incorporation or organization)	(914) 767-6000	Identification No.)
(Address of Principal Executive Offices)
PBG 2004 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
David Yawman
Vice President, Associate General Counsel and Assistant Secretary
The Pepsi Bottling Group, Inc.
One Pepsi Way
Somers, New York 10589
(914) 767-7620
(Name, address and telephone numbers, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	maximum	maximum	Amount of
Title of each class of	be	offering price	aggregate offering	registration
securities to be registered	registered	per share(2)	price (2)	fee
Common Stock, $0.01 par value	12,000,000(1)	$23.41	$280,920,000	$11,040.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant’s Common Stock, as reported on the New York Stock Exchange on October 13, 2008.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION AND CONSENT OF DAVID YAWMAN, ESQ.
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF DELOITTE & TOUCHE LLP

          This Registration Statement on Form S-8 is being filed by The Pepsi Bottling Group, Inc. (the “Registrant”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 12,000,000 shares of the Registrant’s Common Stock, $0.01 par value, per share.
          Reference is made to the Registration Statement on Form S-8 filed August 3, 2004 (File No. 333-117894) with respect to shares of common stock registered under the Registrant’s 2004 Long-Term Incentive Plan. The contents of such Registration Statement are hereby incorporated by reference in their entirety.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:
(i)	The Registrant’s Annual Report on Form 10-K for the year ended December 29, 2007;

(ii)	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 22, 2008, June 14, 2008 and September 6, 2008;

(iii)	The Registrant’s Current Reports on Form 8-K filed on March 27, 2008 and May 29, 2008; and

(iv)	The description of the Registrant’s common stock, par value $.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(b) of the Exchange Act, and all amendments and reports filed for the purpose of updating such descriptions.
          Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Items 201(e) and 407(e) of Regulation S-K.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
          Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.
Item 8. Exhibits.
          See Exhibit Index on page 4 hereof.

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SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on October 14, 2008.

THE PEPSI BOTTLING GROUP, INC.
By /s/ David Yawman
David Yawman
Vice President, Associate General Counsel and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated as of October 14, 2008.

Signature	Title	Date

/s/ Eric J. Foss *Eric J. Foss	Chairman of the Board of Directors and Chief Executive Officer	October 14, 2008

/s/ Alfred H. Drewes *Alfred H. Drewes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 14, 2008

/s/ Thomas M. Lardieri *Thomas M. Lardieri	Vice President and Controller (Principal Accounting Officer)	October 14, 2008

/s/ Linda G. Alvarado *Linda G. Alvarado	Director	October 14, 2008

/s/ Barry H. Beracha *Barry H. Beracha	Director	October 14, 2008

/s/ John C. Compton *John C. Compton	Director	October 14, 2008

/s/ Ira D. Hall *Ira D. Hall	Director	October 14, 2008

/s/ Susan D. Kronick *Susan D. Kronick	Director	October 14, 2008

/s/ Blythe J. McGarvie *Blythe J. McGarvie	Director	October 14, 2008

/s/ John A. Quelch *John A. Quelch	Director	October 14, 2008

/s/ Javier G. Teruel *Javier G. Teruel	Director	October 14, 2008

/s/ Cynthia M. Trudell *Cynthia M. Trudell	Director	October 14, 2008

* By:	David Yawman, Attorney-in-Fact
/s/ David Yawman David Yawman

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EXHIBIT INDEX

Exhibit No.

5.1	Opinion of David Yawman, Esq., Vice President, Associate General Counsel and Assistant Secretary of the Registrant as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of David Yawman, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

24	Powers of Attorney (incorporated herein by reference to Exhibit 24 of Registrant’s Annual Report on Form 10-K for the year ended December 29, 2007).

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